                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated November 15, 1999, and to all references to our Firm included in or made a part of this registration statement of Nuveen Investment Trust III (comprising the Nuveen Income Fund).



                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
January 28, 2000